AMENDMENT NO. 3 TO THE AMENDED AND RESTATED INDENTURE

AMENDMENT NO. 3, dated as of December 29, 2004 (this "Amendment No. 3") to the Amended and Restated Indenture, dated as of December 21, 2001, among MEMC ELECTRONIC MATERIALS, INC., a Delaware corporation (the "Issuer"), CITIBANK, N.A., as trustee (the "Trustee") and CITICORP USA, INC., as collateral agent (the "Collateral Agent"), as amended by Amendment No. 1 to the Amended and Restated Indenture, dated March 27, 2002, among the parties therein, and as further amended by Amendment No. 2 to the Amended and Restated Indenture, dated March 3, 2003, among the parties therein (together as further amended, modified or supplemented from time to time, the "Indenture").

W I T N E S S E T H:

WHEREAS, pursuant to Section 10.02 of the Indenture, the Issuer and the Trustee wish to amend the Indenture as set forth herein;

WHEREAS, each of the Issuer and the undersigned Holders of Notes agree that such amendment shall be beneficial to both the Issuer and the Holders;

WHEREAS, the undersigned Holders collectively hold or beneficially own all of the principal amount of the Notes outstanding as of the date hereof and wish to consent to such amendment; and

NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. Capitalized terms used herein and not defined herein have the meanings assigned to them in the Indenture.

2. Amendment to the Indenture.

(a) The definition of "Stated Maturity" in Section 1.01 is hereby amended to read in its entirety as follows:

"Stated Maturity" means, with respect to the Notes, May 13, 2007 or any earlier date on which the final payment of principal and interest is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the Holder thereof upon the happening of any contingency beyond the control of the Issuer unless such contingency has occurred).

(b) Section 3.01 is hereby amended to read in its entirety as follows:

SECTION 3.01. Optional Redemption. The Notes shall be redeemable at the option of the Issuer at any time on or after the Third Amendment Effective Date (as defined below), in whole or in part, on notice to the affected Holders as described in Section 3.04, at a redemption price of 100% of the principal amount, plus accrued and unpaid interest to the redemption date.

(c) The first sentence of the second paragraph of Section 3.02 is hereby deleted and replaced with the following:

The Issuer shall give each notice provided under this Section to the Trustee at least 1 Business Day before the redemption date.

(d) The first sentence of Section 3.04(a) is hereby deleted and replaced with the following:

At least 1 Business Day before a date for redemption of Notes, the Issuer shall mail a notice of redemption by first-class mail to each Holder of Notes to be redeemed at such Holder's registered address

(e) The Form of Note attached as Exhibit A to the Indenture shall be amended as follows:

(i) Under the heading "1. Interest", the date "November 13, 2007" in the first paragraph shall be replaced with "May 13, 2007".

(ii) Under the heading "1. Interest", the date "November 13, 2005" in the third paragraph shall be replaced with "the Third Amendment Effective Date".

(iii) All of the text and the chart under the heading "5. Optional Redemption" shall be replaced with the following:

The Notes shall be redeemable at the option of the Issuer at any time on or after the Third Amendment Effective Date, in whole or in part, on notice to the affected Holders as described in Section 3.04 of the Indenture, at a redemption price of 100% of the principal amount, plus accrued and unpaid interest to the redemption date.

3. Effective Date. This Amendment No. 3 shall become effective as of the later of (i) the date first written above, or (ii) the date on which the Issuer and the Trustee shall have received duly executed counterparts of this Amendment No. 3 from all signatories hereto (the "Third Amendment Effective Date").

4. Reference to and Effect on the Indenture.

(a) On and after the Third Amendment Effective Date, each reference in the Indenture to "this Indenture", "hereunder", "hereof", "herein" or words of like import referring to the Indenture, shall mean and be a reference to the Indenture as amended by this Amendment No. 3.

(b) Except as specifically amended by this Amendment No. 3, the Indenture shall remain in full force and effect and is hereby in all respects ratified and confirmed.

(c) The Holders of the Notes may obtain replacement Notes reflecting the amendments contemplated hereby by following the procedures set forth in Section 2.08 of the Indenture, but the Holders are not required to do so. For purposes of clarity, as provided in Section 10.04 of the Indenture, the amendments to the Indenture and the Form of Note contemplated hereby shall bind the Holders and each and every subsequent Holder of Notes or a portion of the Notes even if a notation of the amendments is not made on the outstanding Notes themselves.

(d) The execution, delivery and performance of this Amendment No. 3 shall not, except as expressly provided herein, constitute a waiver or amendment of any provision of, or operate as a waiver or amendment of any right, power or remedy of the Trustee or the Holders under the Indenture.

5. Consent of Holders. The undersigned Holders hereby consent to this Amendment No. 3.

6. Consent to Revised Notice Provisions. With respect to any redemption of Notes pursuant to Section 3.01 subsequent to the Third Amendment Effective Date: (i) the Trustee hereby consents to the notice period pursuant to Section 3.02, as amended by this Amendment No. 3, and (ii) the undersigned Holders hereby consent to the notice period pursuant to Section 3.04(a), as amended by this Amendment No. 3, and waive any failure of the Issuer to comply with the notice provisions of Section 3.04(a) as they existed prior to the Third Amendment Effective Date.

7. GOVERNING LAW. THIS AMENDMENT NO. 3 SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8. Counterparts. This Amendment No. 3 may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

9. Recitals. The recitals contained herein shall be taken as statements of the Issuer and the undersigned Holders, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Amendment No. 3.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be executed by their respective officers thereunto duly authorized, as of the date first above written.

MEMC ELECTRONIC MATERIALS, INC., as Issuer

By: /s/ THOMAS E. LINNEN
Name: Thomas E. Linnen
Title: Chief Financial Officer

By: /s/ KENNETH L. YOUNG
Name: Kenneth L. Young
Title: Treasurer

CITIBANK, N.A., as Trustee

By: /s/ NANCY FORTE
Name: Nancy Forte
Title: Assistant Vice President

HOLDERS:

TPG WAFER PARTNERS LLC

By: /s/ RICHARD A. EKLEBERRY
Name: Richard A. Ekleberry
Title: Vice President

TPG WAFER MANAGEMENT LLC

By: /s/ RICHARD A. EKLEBERRY
Name: Richard A. Ekleberry
Title: Vice President

GREEN EQUITY INVESTORS III, L.P.
By: GEI Capital III, LLC, as its General Partner

By : /s/ JOHN DANHAKL
Name: John Danhakl

GREEN EQUITY INVESTORS SIDE III, L.P.
By: GEI Capital III, LLC, as its General Partner

By : /s/ JOHN DANHAKL
Name: John Danhakl

TCW/CRESCENT MEZZANINE PARTNERS III, L.P. and
TCW/CRESCENT MEZZANINE TRUST III
By: TCW/Crescent Mezzanine Management III, L.L.C., as Its Investment Manager
By: TCW Asset Management Company, as Its Sub-Advisor

By /s/ JEROME EGAN
Name: Jerome Egan
Title: Vice President